SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                               _____________

                                 FORM 11-K

                               _____________
(Mark One)

(X)               ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                For the fiscal year ended December 31, 1994

                                    OR
( )               TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             For the transition period from _______ to _______

                       Commission file number 1-8608

                               _____________

                      NYNEX Corporation Savings Plan
                          for Salaried Employees

                               _____________


                             NYNEX Corporation
          1095 Avenue of the Americas, New York, New York  10036

Item 1.   Financial Statements and Exhibits.

     (a)  Financial Statements of the Plan* included herein:

          Report of Independent Accountants

          Financial Statements:

            Statements of Net Assets Available for Plan Benefits as of
             December 31, 1994 and 1993

            Statements of Changes in Net Assets Available for Plan
             Benefits for the Years Ended December 31, 1994, 1993 and 1992

            Notes to Financial Statements

          Schedules:

            Item 27a - Schedule of Assets Held for Investment Purposes as
             of December 31, 1994

            Other schedules are omitted because the information required is contained in the financial statements

     (b)  Exhibits:

            (23) Consent of Coopers & Lybrand L.L.P.







_____________
* This and certain other capitalized terms used but not defined herein shall have their respective meanings as defined in the Plan Prospectus.

                     REPORT OF INDEPENDENT ACCOUNTANTS


                         _______________________________






To the Savings Plan Committee
of NYNEX Corporation:

We have audited the statements of net assets available for plan benefits of the NYNEX Corporation Savings Plan for Salaried Employees as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the NYNEX Corporation Savings Plan for Salaried Employees as of December 31, 1994 and 1993 and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of assets held for investment purposes as of December 31, 1994 on pages 19 to 21 is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly presented in all material respects in relation to the basic financial statements taken as a whole.


COOPERS & LYBRAND L.L.P.


New York, New York
April 7, 1995

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
            Statement of Net Assets Available for Plan Benefits
                             December 31,1994
                          (Dollars in Thousands)
                                                           Diversified
                                               NYNEX       Telephone                           Diversified
                                               Shares      Portfolio        Government         Equity
ASSETS                                         Fund        (DTP)            Obligations        Fund


Investments at value (Note 3)(cost $2,055,712)
 (see Schedule of Assets Held for
  Investment Purposes)
   NYNEX Corporation common shares           $551,371      $ 11,197          $   -           $    -
   DTP common shares, excluding NYNEX
     Corporation common shares                  -           127,005                 -                 -
   Government Obligation pooled fund            -             -                  131,807             -
   Contracts with insurance companies
     and other financial institutions           -             -                    -                 -
   Temporary cash investments                   6,391           420                -                 -
   Receivable for loans to Plan participants     -             -                   -                 -
      Total Investments                       557,762       138,622              131,807             -

Allotments and contributions receivable (Note 6)    2           -                  -                  7
Interfund, interPlan and other
 transfers receivable--net                      2,044          174                 -                 -
Receivable for securities sold                 -                -                  -            426,219
Dividends and interest receivable               8,871          822                 -                 -
Other receivables                                 394          150                   149            269
      Total Assets                            569,073      139,768               131,956        426,495

LIABILITIES

Expenses payable & other payables                  33           13                     9             24
InterFund, interPlan and other
 transfers payable - net                      -                 -                     58            569
Payable for securities purchased                  288           -                      -              -
Notes payable (Note 9)                        -                 -                     -               -
Accrued Interest on note payable              -                 -                     -              -
      Total Liabilities                           321           13                    67            593
  Net Assets Available for Plan
   Benefits (Notes 1 and 4)                  $568,752     $139,755              $131,889       $425,902

                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
            Statement of Net Assets Available for Plan Benefits
                             December 31,1994
                          (Dollars in Thousands)
                                                    Interest                    Employee Stock
                                                    Income      Loan          Ownership Plan
ASSETS                                              Fund        Fund      Allocated        Unallocated      Total
Investments at value (Note 3)(cost $2,055,712)
 (see Schedule of Assets Held for
  Investment Purposes)
   NYNEX Corporation common shares               $    -       $   -      $166,758          $335,120         $1,064,446
   DTP common shares, excluding NYNEX
     Corporation common shares                        -           -          -                  -              127,005
   Government Obligation pooled fund                  -           -          -                  -              131,807
   Contracts with insurance companies
     and other financial institutions             786,959         -          -                  -              786,959
   Temporary cash investments                      23,544         -         3,540                19             33,914
   Receivable for loans to Plan participants            -       77,812         -                -               77,812
       Total Investments                          810,503       77,812    170,298           335,139          2,221,943

Allotments and contributions receivable (Note 6)       13          -         -                   -                  22
Interfund, interPlan and other
 transfers receivable--net                              -          -         -                  -                2,218
Receivable for securities sold                          -          -          -                 -              426,219
Dividends and interest receivable                      80          -        2,671             5,380             17,824
Other receivables                                     390          -           56              -                 1,408
      Total Assets                                810,986      77,812     173,025           340,519          2,669,634

LIABILITIES

Expenses payable & other payables                      48          -           17          -             144
InterFund, interPlan and other
 transfers payable - net                              135        -            968         -            1,730
Payable for securities purchased                       -         -            795         -            1,083
Notes payable (Note 9)                                 -         -           -        427,427        427,427
Accrued Interest on note payable                       -         -             -        7,026          7,026
      Total Liabilities                              183         -          1,780     434,453        437,410
  Net Assets Available for Plan
   Benefits (Notes 1 and 4)                     $810,803    $77,812      $171,245    ($93,934)    $2,232,224


                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
            Statement of Net Assets Available for Plan Benefits
                             December 31,1993
                          (Dollars in Thousands)

                                                  NYNEX                                    Diversified
                                                  Shares                   Government      Equity
ASSETS                                            Fund            DTP      Obligations     Fund
Investments at value (Note 3)(cost $2,249,621)
 (see Schedule of Assets Held for
  Investment Purposes)
  NYNEX Corporation common shares              $587,441        $ 13,457    $ -              $  -
  DTP common shares, excluding NYNEX
   Corporation common shares                       -            158,007       -                -
  Government Obligation pooled fund                -               -        165,921            -
  Other marketable securities pooled fund          -               -          -              383,401
  Contracts with insurance companies
   and other financial institutions                -               -         -                 -
  Temporary cash investments                      2,623              30          15              163
  Receivable for Loans to Plan
   participants                                    -              -            -                 -
     Total Investments                          590,064         171,494     165,936          383,564

Allotments and contributions receivable
 (Note 6)                                         2,748           -             450            2,804
Interfund, interPlan and other
 transfers receivable--net                        1,361           - -          -               2,685
Dividends and interest receivable                 8,845           8,921                            3
     Total Assets                               603,018         172,386     166,387          389,056

LIABILITIES
Accrued expenses                                     25             10            5               12
InterFund, interPlan and other
 transfers payable - net                            -              898        3,504               -
Notes payable (Note 9)                              -               -            -                                             -
     Total Liabilities                               25            908        3,509               12
        Net Assets Available for Plan
          Benefits (Notes 1 and 4)             $602,993       $171,478     $162,878         $389,044

                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
            Statement of Net Assets Available for Plan Benefits
                             December 31,1993
                          (Dollars in Thousands)

                                                Guaranteed                     Employee Stock
                                                Interest      Loan            Ownership Plan
ASSETS                                          Fund          Fund          Allocated    Unallocated      Total
Investments at value (Note 3)(cost $2,249,621)
 (see Schedule of Assets Held for
  Investment Purposes)
  NYNEX Corporation common shares                $ -          $  -          $136,341      $382,095        $1,119,334
  DTP common shares, excluding NYNEX
   Corporation common shares                       -              -             -            -               158,007
  Government Obligation pooled fund                -              -             -            -               165,921
  Other marketable securities pooled fund               -          -            -          -                 383,401
  Contracts with insurance companies
   and other financial institutions             740,775           -          -            -                  740,775
  Temporary cash investments                        448           -              359            17             3,655
  Receivable for Loans to Plan
   participants                                      -          61,017        -            -                  61,017
     Total Investments                          741,223         61,017       136,700       382,112         2,632,110

Allotments and contributions receivable
 (Note 6)                                         3,062           -            3,124          -               12,188
Interfund, interPlan and other
 transfers receivable--net                          237            585            -            -               4,868
Dividends and interest receivable                  -              -            2,006         5,618            17,365
     Total Assets                               744,522         61,602       141,830       387,730         2,666,531

LIABILITIES
Accrued expenses                                     16           -               21          -                   89
InterFund, interPlan and other
 transfers payable - net                          -             -                406          -                4,808
Notes payable (Note 9)                            -             -                  -       430,053           430,053
     Total Liabilities                               16           -              427       430,053           434,950
        Net Assets Available for Plan
          Benefits (Notes 1 and 4)             $744,506        $61,602      $141,403      ($42,323)       $2,231,581

                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
      Statement of Changes in Net Assets Available for Plan Benefits
                             December 31,1994
                          (Dollars in Thousands)


                                             NYNEX                     Government             Diversified
                                             Shares                    Obligations            Equity
                                             Fund          DTP         Portfolio              Fund
Allotments, Contributions and Transfers:
Employee allotments                          $30,463        $    -        $  5,504            $ 37,045
Employing Company contributions (Note 6)       3,395             -             743               2,962
Allocation of shares to participants              -              -            -                    -
Supplemental contributions                        -              -            -                    -
Loans to participants, net of transfers of
 participants' balances                      (14,511)       (17,591)       (27,344)             17,620
Transfer for Loan repayment                       -              -            -                     -
 Total allotments, contributions,
  allocations and transfers                   19,347        (17,591)       (21,097)             57,627

Investment income:
Dividends on NYNEX Corporation
 common shares                                35,714            753            -                    -
Other dividends                                   -           6,035            -                     8
Interest                                       1,612             10            243               1,400
Net appreciation (depreciation)
 in the fair value of investments            (49,284)       (10,581)         1,133               5,908
  Total increase (decrease)                    7,389        (21,374)       (19,721)             64,943

Less:
  Administrative expenses                        199             75            159                 255
  Distributions to participants               41,431         10,274         11,109              27,830
  Interest on Loan                               -              -              -                   -
  Net increase (decrease)                    (34,241)       (31,723)       (30,989)             36,858

Net Assets Available for Plan Benefits:

Beginning of year--January 1,1994            602,993        171,478        162,878             389,044

End of year--December 31, 1994 (Note 4)     $568,752       $139,755       $131,889            $425,902

                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
      Statement of Changes in Net Assets Available for Plan Benefits
                             December 31,1994
                          (Dollars in Thousands)

                                           Interest                       Employee Stock
                                           Income        Loan            Ownership Plan
                                           Fund         Fund         Allocated    Unallocated        Total
Allotments, Contributions and Transfers:
Employee allotments                       $ 36,397      $   -      $    -        $   -               $109,409
Employing Company contributions (Note 6)     4,752          -          28,764         -                40,616
Allocation of shares to participants         -              -          16,122     (16,122)                -
Supplemental contributions                   -              -           -          15,895              15,895
Loans to participants, net of transfers of
 participants' balances                     26,441       16,210          (933)        -                  (108)
Transfer for Loan repayment                -            -              (4,053)      4,053                 -
 Total allotments, contributions,
  allocations and transfers                 67,590       16,210        39,900       3,826             165,812

Investment income:
Dividends on NYNEX Corporation
 common shares                               -            -             9,713      21,857              68,037
Other dividends                              -            -              -           -                  6,043
Interest                                    53,237          -             116          11              56,629
Net appreciation (depreciation)
 in the fair value of investments            -            -           (13,285)    (30,853)            (96,962)
  Total increase (decrease)                120,827       16,210        36,444      (5,159)            199,559

Less:
  Administrative expenses                      273          -             132         -                 1,093
  Distributions to participants             54,257          -           6,470         -               151,371
  Interest on Loan                           -            -              -         46,452              46,452
  Net increase (decrease)                   66,297       16,210        29,842     (51,611)                643

Net Assets Available for Plan Benefits:

Beginning of year--January 1,1994          744,506       61,602       141,403     (42,323)          2,231,581

End of year--December 31, 1994 (Note 4)   $810,803      $77,812      $171,245    $(93,934)         $2,232,224

                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
      Statement of Changes in Net Assets Available for Plan Benefits
                             December 31,1993
                          (Dollars in Thousands)

                                             NYNEX                   Government           Diversified
                                             Shares                  Obligations          Equity
                                             Fund        DTP         Portfolio            Fund
Allotments, Contributions and Transfers:
Employee allotments                        $34,659      $      -            $ 6,154     $ 31,022
Employing Company contributions (Note 6)     3,947             -                747        2,412
Allocation of shares to participants           -               -                -             -
Supplemental contributions                     -               -                -             -
Transfers of participants' balance--net     (8,649)         (8,645)         (13,846)      24,732
Transfer for Loan repayment                     -              -                -             -
 Total allotments, contributions,
  allocations and transfers                 29,957          (8,645)          (6,945)      58,166

Investment income:
Dividends on NYNEX Corporation
 common shares                              33,979             809                -           -
Other dividends                                -             6,334                -           19
Interest                                     1,461              17              200          884

Net appreciation (depreciation)
 in the fair value of investments          (27,509)         16,220            8,872       33,777
  Total Increase                            37,888          14,735            2,217       92,846

Less:
 Administrative expenses                       250              77              176          244
 Distributions to participants              35,578           9,549            9,770       18,177
 Interest on Loan                              -              -                -             -
 Net increase (decrease)                     2,060           5,109          (7,819)       74,425

Net Assets Available for Plan Benefits:

Beginning of year--January 1,1993          600,933         166,369         170,697       314,619

End of year--December 31, 1993 (Note 4)   $602,993        $171,478        $162,878      $389,044

                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
      Statement of Changes in Net Assets Available for Plan Benefits
                             December 31,1993
                          (Dollars in Thousands)


                                          Guaranteed                      Employee Stock
                                           Interest        Loan           Ownership Plan
                                             Fund          Fund       Allocated   Unallocated        Total
Allotments, Contributions and Transfers:
Employee allotments                      $ 41,125        $   -        $   -     $     -         $112,960
Employing Company contributions (Note 6)    5,309            -         25,458         -           37,873
Allocation of shares to participants           -             -         15,973    (15,973)            -
Supplemental contributions                     -             -            -       15,554          15,554
Transfers of participants' balance--net   (4,813)         9,554          (977)        -           (2,644)
Transfer for Loan repayment                  -               -         (3,100)     3,100             -
 Total allotments, contributions,
  allocations and transfers               41,621          9,554        37,354      2,681         163,743

Investment income:
Dividends on NYNEX Corporation
 common shares                               -            -             7,167     22,935          64,890
Other dividends                              -            -                 -        -             6,353
Interest                                  52,752          -                66        46           55,426

Net appreciation (depreciation)
 in the fair value of investments            -            -            (5,940)   (18,060)          7,360
  Total Increase                          94,373        9,554          38,647      7,602         297,772

Less:
 Administrative expenses                     296          -               277        -             1,270
 Distributions to participants            34,953          -             3,951        -           111,978
 Interest on Loan                           -             -               -       40,224          40,224
 Net increase (decrease)                  59,124        9,554          34,469      7,602         144,300

Net Assets Available for Plan Benefits:

Beginning of year--January 1,1993        685,382       52,048         106,934     (9,701)      2,087,281

End of year--December 31, 1993 (Note 4) $744,506      $61,602        $141,403   ($42,323)     $2,231,581

                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
      Statement of Changes in Net Assets Available for Plan Benefits
                             December 31,1992
                          (Dollars in Thousands)


                                               NYNEX                                     Diversified
                                               Shares                 Government         Equity
                                               Fund        DTP       Obligations         Fund
Allotments, Contributions and Transfers:
Employee allotments                          $35,151          $-           $6,789        $23,196
Employing Company contributions (Note 6)       4,589           -              902          2,144
Allocation of shares to participants             -             -                -              -
Supplemental contributions                       -             -                -              -
Transfers of participants' balance--net      (15,596)     (12,709)            1,927          9,880
Notes payable prepayment credits                 -           -                -              -
 Total allotments, contributions,
  allocations and transfers                   24,144      (12,709)         9,618         35,220

Investment income:
Dividends on NYNEX Corporation
 common shares                                33,347          903              -              -
Other dividends                                  -          7,164              -              7
Interest                                       1,300           28            210            625

Net appreciation
 in the fair value of investments             22,853       16,452         10,357         23,215
  Total Increase                              81,644       11,838         20,185         59,067

Less:
Distributions to participants                 65,308       22,822         19,788         32,177
Interest on Loan                                -                             -              -   -
Net increase (decrease)                       16,336      (10,984)           397         26,890

Net Assets Available for Plan Benefits:

Beginning of year--January 1,1992            584,597      177,353        170,300        287,729

End of year--December 31, 1992 (Note 4     )$600,933     $166,369       $170,697       $314,619

                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
      Statement of Changes in Net Assets Available for Plan Benefits
                             December 31,1992
                          (Dollars in Thousands)

                                             Guaranteed                Employee Stock
                                             Interest      Loan           Ownership Plan
                                             Fund          Fund        Allocated     Unallocated             Total
Allotments, Contributions and Transfers:
Employee allotments                          $46,935        $-         $-            $-                      $112,071
Employing Company contributions (Note 6)       6,462         -      24,805            -                        38,902
Allocation of shares to participants            -         -         18,500          (18,500)                     -
Supplemental contributions                      -         -          -               22,334                    22,334
Transfers of participants' balance--net        2,411     9,462        (472)              -                     (5,097)
Notes payable prepayment credits                -         -          -                4,509                     4,509
 Total allotments, contributions,
  allocations and transfers                   55,808     9,462      42,833            8,343                   172,719

Investment income:
Dividends on NYNEX Corporation
 common shares                                  -         -          4,890           23,394                    62,534
Other dividends                                 -         -            -               -                        7,171
Interest                                     54,894         -           49               21                    57,127

Net appreciation
 in the fair value of investments             -         -            4,567           15,302                    92,746
  Total Increase                            110,702      9,462      52,339           47,060                   392,297

Less:
 Distributions to participants               63,402         -        4,796              -                     208,293
 Interest on Loan                               -         -          2,310           42,954                    45,264
 Net increase (decrease)                     47,300      9,462      45,233            4,106                   138,740

Net Assets Available for Plan Benefits:

Beginning of year--January 1,1992           638,082     42,586      61,701         (13,807)                 1,948,541

End of year--December 31, 1992 (Note 4)    $685,382    $52,048    $106,934         $(9,701)                $2,087,281

                    See notes to financial statements.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                       NOTES TO FINANCIAL STATEMENTS


1. Plan Description

   The Plan* was established by NYNEX Corporation ("NYNEX") to provide a convenient way for salaried employees to save on a regular and long-term basis. Participants are able to invest in one or various allowable combinations of four funds: NYNEX Shares Fund, Government Obligations, the Diversified Equity Portfolio and the Interest Income Fund.

   The Plan was amended effective February 15, 1990 to include an employee stock ownership plan ("ESOP") which was designed to invest primarily in NYNEX shares. During February 1990, the Trust related to the ESOP borrowed $449,296,875 from NYNEX which funded the purchase of 5,625,000 shares of NYNEX stock. The shares are allocated to participant accounts at the same time as the Employing Company makes matching contributions. Effective July 1, 1990, Employing company contributions related to employee Basic Pre-Tax Allotments are allocated to employees in the form of NYNEX stock from the ESOP.

   The NYNEX Shares Fund invests primarily in the Common Stock of NYNEX.

   The Diversified Telephone Portfolio ("DTP") contains shares of American Telephone and Telegraph Company ("AT&T") and of NYNEX and the other regional holding companies formed in connection with the court-ordered divestiture effected by AT&T on January 1, 1984. Initial investments in the DTP represented amounts previously invested in the AT&T Shares Fund of the predecessor Bell System Savings Plan for Salaried Employees. No new contributions or allotments may be invested in the DTP under the Plan and all earnings of the DTP will be invested in the NYNEX Shares Fund.

   The Diversified Equity Portfolio invests in a Bankers Trust Company pooled Equity Index Fund. This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard and Poors Composite Index of 500 stocks. On December 30, 1994, the Plan's portion of the Bankers Trust Equity Index Fund was liquidated. No significant gains or losses were realized from the liquidation since the closing price of the securities on December 30, 1994 was the price at which they were transferred to NYNEX Asset Management Company ("NAMCO") on January 3, 1995. On this date, NAMCO became the investment manager for the Diversified Equity Portfolio, and invested the proceeds from liquidation accordingly. The fund remains an S&P 500 Index fund, with the objective of approximating the performance of the stocks included in the S&P 500.

   The Government Obligations fund invests in a Bankers Trust Company pooled Short Government Bond Index Fund. This fund invests primarily in fixed income securities of the United States Government or any agency thereof with the objective of providing investment results which approximate the overall performance of the securities included in the Lehman Brothers Inc. 1 - 3 year Government Index.

______________
* This and certain other capitalized terms used but not defined herein shall have their respective meanings as defined in the Plan Prospectus.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                 NOTES TO FINANCIAL STATEMENTS (Continued)

   The Interest Income Fund, previously known as the Guaranteed Interest Fund, invests primarily in a diversified portfolio of guaranteed insurance contracts issued by insurance companies ("GICs") and synthetic GICs issued by other financial institutions. The Plan is exposed to credit risk in the event of nonperformance by the entities with whom the contracts are placed. The Plan seeks to minimize credit risk by diversifying among a group of GIC issuers and other financial institutions which meet certain investment criteria established by NAMCO. These contracts guarantee a fixed rate of interest for a fixed period of time or (ii) a fixed rate of interest for a fixed or indefinite period of time combined with the right to participate in income earned above such fixed rate. Such fund is not guaranteed by any of the Employing Companies. Effective September 1, 1993, the Plan was changed to allow greater flexibility for investments in a wider range of interest bearing investments by redefining the types of investments permitted under the Guaranteed Interest Fund.

   Pursuant to the Plan, loans were initially made available to certain Participating Employees in 1987. The amount that an eligible employee may borrow is limited by certain factors, including the employee's vested interest in the respective employee's pre-tax amount. Except under certain circumstances, the loans provide for periodic repayments over a period not to exceed five years, at an interest rate determined under the Plan. Effective September 1, 1993, employees also may prepay the entire loan at any time, after the first of the month following the loan effective date. Loans are collateralized by the Participating Employee's account and are recorded in the Loan Fund.

   Bankers Trust Company is the Trustee for the Plan.

   For a complete description of the Plan, participants should refer to the Plan Prospectus.

2.Dispositions and Plan Amendments

   The following companies are no longer actively contributing to the Plan as of the dated indicated:

              BIS Banking Systems, Inc.  7/14/93
              Leroux, Pitts and Associates, Inc.  8/20/93
              NYNEX ALLINK Company 12/31/93
              NYNEX Development Company  1/1/94
              Lamarian Systems, Inc.  1/5/94
              NYNEX Computer Services, Inc.  3/1/94
              United Publishers Corporation  4/4/94
              NYNEX Securities Systems Company  5/1/94
              NYNEX Properties Company  12/29/94

   Effective April 1, 1995, the Plan was changed in certain respects including the following:

   - to reduce the minimum Employee Basic Allotment.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                 NOTES TO FINANCIAL STATEMENTS (Continued)

   Effective January 3, 1995, the Plan was changed in certain respects including the addition of five new investment options to conform to the requirements of ERISA Section 404(c). The new options are as follows:

   - The U.S. Balanced Fund invests in stocks and bonds of U.S.
      corporations in a variety of industries. This fund targets approximately 60 percent in stocks with most of the remainder in bonds.

   - The Global Balanced Fund invests in the international capital markets, primarily in stocks and bonds. The fund is diversified and has representations in a variety of countries, from those of the most mature and developed nations to those still in the developmental stages. The fund targets approximately 65 percent in stocks with most of the remainder in bonds.

   - The U.S. Equity Fund invests primarily in a broad array of domestic common stocks.

   - The International Equity Fund invests in twenty international equity markets of developed countries in Europe and the Pacific; it is well diversified and has representation in many industries. The stocks held may include both large and small capitalization stocks.

   - The U.S. Small Cap Fund invests in the domestic stocks of smaller-sized companies, generally with market capitalization under $1 billion at the time of purchase.

   - The new funds are valued on a daily basis. The unit value is determined as of the close of regular trading on the New York Stock Exchange and is computed by dividing the value of each fund's adjusted net assets by the total number of its units outstanding.

   - Portfolio securities and other assets are valued primarily on the basis of market quotations. Foreign securities are valued on the basis of quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. To the extent reliable quotations are not readily available for any reason, NYNEX, the trustee and/or the recordkeeper will determine a quotation they believe accurately reflects fair value. If a fair value is unavailable for a significant amount of securities or other assets, a unit value will not be determined that day.

   Effective August 1, 1994, the Plan was changed in certain respects, including the following:

   -   the valuation for each investment option is performed daily.

   Effective April 1, 1994, the Plan was changed in certain respects including the following:

   - employees leaving the Employing Company can request a payout of substantially equal monthly or yearly payments over their lifetime.

   - renegotiation of loans has been eliminated. Participants may have as many as two outstanding loans at one time.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                 NOTES TO FINANCIAL STATEMENTS (Continued)

   -   the Guaranteed Interest Fund was renamed the Interest Income Fund.

   - each Participating Employee shall direct that the Employee Basic Allotment and Employee Supplementary Allotment be invested, in whole percentage increments, in any of the followings funds, provided that a minimum of ten percent of the total of such allotments must be invested in any fund in which the Participating Employee invests:

                 (i) NYNEX Shares Fund;
                (ii) Government Obligations;
               (iii) Diversified Equity Portfolio; or
                (iv) Interest Income Fund.

   - participants are permitted twelve transfers per year, one such transfer shall be allocated to, and may only be made in, each of the calendar quarters and may not be made in any other calendar quarter and eight such transfers may be made at any time during the Plan Year.

   Effective September 1, 1993, the Plan was changed in certain respects, including the following:

   - to provide that a Participating Employee may apply for a loan immediately upon having a sufficient Pre-Tax Allotment Account balance available under the Plan, may prepay a loan at any time after the first of the month following the loan effective date and may initiate a new loan the month following the payoff of the existing loan.

   - to permit the Committee to set loan interest rates; for loan cycles beginning September 16, 1993, the Committee set the loan interest rates based on the prime rate.

   - to increase the number of allotment changes to 12 times per calendar year.

   - to increase the number of investment direction changes to 12 times per calendar year.

   - to restructure the hierarchical sequence of withdrawals to allow participants access to the greatest amount of basis available without incurring penalty of forfeiture (according to Internal Revenue Service Regulations).

   - to allow beneficiaries an additional election to receive cash for investments in NYNEX Shares, DTP and the ESOP Fund.

   - to eliminate the six month period during which a transfer of plan balances between non-salaried and salaried plans must occur after a change of status; the transfer can take place at any time.

   - to allow Government Obligations fund to be transferred directly to Guaranteed Interest Fund and to eliminate the six month waiting period on transfers from Government Obligations fund to Guaranteed Interest Fund.

   - to eliminate unrestricted transfers from Guaranteed Interest Fund to Government Obligations fund and allow Guaranteed Interest Fund transfers into Government Obligations fund after they have been

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                 NOTES TO FINANCIAL STATEMENTS (Continued)

      transferred into and remain at least three months in NYNEX Shares, the Diversified Equity Portfolio or any other applicable funds.

   - to increase the number of fund transfers from two times a year with a six month wait between transfer to four times a year, but no more frequently than once in any three month period.
   - to allow fund transfers in one percent increments (currently 50% or 100%).

   - to allow special opportunities, as determined by NYNEX, to transfer Guaranteed Interest Fund assets to Government Obligations.

   Effective January 1, 1993, the Plan shall was changed in certain respects, including the following:

   - to provide that the Plan pay administrative fees out of its trust to the extent permitted by law.

   The Plan is being administered in compliance with the Unemployment Compensation Amendments Act of 1993 and the regulations thereunder and will be amended on or before the date required by law.

   Effective during 1992, the Plan was changed in certain respects, including the following:

   - to provide that certain employees of BIS Banking Systems, Inc. could participate in the profit sharing portion of the Plan with limited Employing Company matching contributions (see "Dispositions"); and

   - to provide that a Participating Employee may not roll over into the Plan any amounts that are attributable to amounts that were at any time held under any plan maintained by NYNEX or any of its directly or indirectly owned subsidiaries.

3.    Accounting Policies

     Change in Accounting Principle

   During 1993, the Plan changed its method of accounting for distributions payable. Distributions payable were previously reported as a liability in the Statement of Net Assets Available for Plan
   Benefits. In May 1993, the American Institute of Certified Public Accountants issued a new audit and accounting guide (the "Guide"). The Guide states that benefit amounts should not be accrued as liabilities. Therefore, a retroactive adjustment was made to reflect the effect of the change in accounting principle in the Statement of Net Assets
   Available for Plan Benefits and the Statement of Changes in Net Assets Available for Plan Benefits as of and for the year ended December 31, 1992.

   Reclassification

   Certain components of the 1992 Statement of Changes in Net Assets Available for Plan Benefits have been reclassified to conform with the 1993 presentation.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                 NOTES TO FINANCIAL STATEMENTS (Continued)

   Value of Investments

   The value of NYNEX shares and the value of the shares of each company in the DTP are determined on the basis of the closing price per share as quoted by the New York Stock Exchange Composite Transactions listing on December 31 or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.

   The value of the Plan's investment in the pooled Equity Index Fund included in the Diversified Equity Portfolio during 1994 and the pooled Short Government Bond Index Fund included in the Government Obligations fund is based on each pooled fund's respective per share value. The trustee of the pooled funds determines per share value based upon market value of the underlying securities held by the funds at December 31.

   The value of each contract with an insurance company or other financial institution included in the Interest Income Fund is determined at December 31, based upon the principal then invested in the fund plus the interest then accrued on such principal, which approximates the estimated market value.

   Purchases and Sales of Investments

   Purchases and sales of investments are reflected as of the trade date.

   Realized gains and losses on sales of investments are determined on the basis of average cost.

   Investment Income

   Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

   Appreciation (Depreciation) of Investments

   The Statement of Changes in Net Assets Available for Plan Benefits reflects the net appreciation (depreciation) in the fair value of the Plan's investment, which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES

4. Number and Value of Units

   The interest of an employee in each Fund of the Plan, with the exception of the Loan Fund, is represented by units as described in
   Section 8 of the Plan. Effective August 1, 1994, a Participant's unit value is determined daily (see Note 2). The number and value of units at each month end in 1994 and December 31, 1993, carried to the fourth decimal place, were as follows:

                                    December 31,1994      December 31,1993
                                   Number    Value      Number        Value
                                   of Units  per Unit   of Units     per Unit
  NYNEX Shares Fund               125,492,349 $ 4.5322  129,348,623 $ 4.6618
  Diversified Telephone Portfolio  12,906,877  10.8279   14,802,063  11.5847
  Government Obligations           16,211,961   8.1353   20,133,716   8.0898
  Diversified Equity Portfolio     40,885,238  10.4170   37,612,201  10.3411
  Interest Income Fund            183,779,017   4.4118  179,497,034   4.1477
  Employee Stock Ownership Plan   138,154,097   1.2395  111,411,125   1.2692

                                                      Diversified
                       NYNEX Shares Fund             Telephone Portfolio
                        Number     Value          Number      Value
1994                   of Units   Per Unit       of Units     Per Unit
                       (Unaudited)                (Unaudited)
January         129,354,657    $4.7383          14,802,048   $11.9676
February        129,451,448     4.3136          14,740,972    11.1815
March           129,383,316     4.0926          14,654,907    10.9684
April           131,605,695     4.2780          13,880,712    11.2445
May             131,142,887     4.4232          13,805,628    11.3890
June            129,861,117     4.5233          13,622,774    11.6056
July            129,800,163     4.5977          13,586,174    11.7910
August          127,693,892     4.6120          13,407,604    11.6476
September       127,016,605     4.6660          13,274,581    11.3355
October         126,105,851     4.7550          13,156,611    11.3187
November        125,534,553     4.5618          13,029,102    10.6898

                                                    Diversified
                    Government Obligations            Equity Portfolio
                     Number    Value          Number        Value
1994                of Units  Per Unit       of Units      Per Unit
                       (Unaudited)                (Unaudited)
January          20,134,138  $8.1065          37,622,230    $10.6583
February         19,809,961   8.0551          37,905,858     10.3659
March            19,597,471   8.0181          38,312,403      9.9150
April            19,478,682   7.9915          39,146,504     10.0400
May              19,267,169   8.0023          39,593,346     10.2049
June             18,539,232   8.0235          40,207,020      9.9600
July             18,317,340   8.0926          40,386,236     10.2882
August           17,561,471   8.1227          40,369,851     10.8288
September        17,032,186   8.1079          40,681,415     10.4404
October          16,723,238   8.1250          40,718,841     10.6727
November         16,450,015   8.0939          40,899,613     10.2866

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                 NOTES TO FINANCIAL STATEMENTS (Continued)

                                             Employee
               Interest Income         Stock Ownership Fund
             Number     Value         Number       Value
1994        of Units   Per Unit      of Units           Per Unit
                (Unaudited)               (Unaudited)
January      179,504,513    $4.1533   111,379,846     $1.2964
February     179,601,029     4.1751   113,783,623      1.1829
March        179,760,818     4.1991   116,399,726      1.1206
April        180,105,990     4.2223   120,994,102      1.1696
May          180,004,512     4.2464   123,846,869      1.2057
June         180,371,099     4.2699   126,028,456      1.2326
July         180,601,320     4.2925   128,221,994      1.2464
August       180,127,476     4.3182   129,878,220      1.2531
September    181,473,454     4.3417   133,285,731      1.2682
October      182,700,017     4.3662   134,764,011      1.2924
November     183,044,637     4.3894   136,029,237      1.2391

5. Federal Income Taxes

   In June 1993, the Internal Revenue Service issued a determination that the Plan meets the requirements of Section 401(a) of the Internal
   Revenue Code of 1986, as amended (the "Code") and is exempt from federal income taxes under Section 501(a) of the Code. On March 31, 1995, NYNEX submitted the Plan for a determination that the Plan, including the changes required by the Tax Reform Act of 1986 and subsequent enactments, continues to be qualified under Section 401(a) of the Code. For information on the federal income tax status of the employee with respect to the Plan, participants should refer to the Plan Prospectus.

6. Allotments and Contributions

   As a general rule, an Eligible Employee may authorize a basic allotment from 2% to 6% of Salary. A supplementary allotment of not more than 10% of Salary may be authorized by employees electing the maximum 6% basic allotment. Employing Company matching contributions are made based upon an amount equal to 66 2/3% of the authorized Basic After-Tax
   Allotment and 75% of the authorized Basic Pre-Tax Allotment of each participating employee. Such matching contributions on authorized
   Basic Pre-Tax Allotments are invested only in NYNEX shares and are placed in an employee stock ownership plan account within the Plan.
   Eligible Employees of certain of the companies which participate in the Plan are subject to different rules concerning allotments, company matching contributions and participation in the ESOP. For a detailed discussion of these differences, participants should refer to the Plan
   Prospectus.

   Contributions are subject to applicable rules set forth in the Code and the regulations thereunder.
                                 16

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                 NOTES TO FINANCIAL STATEMENTS (Continued)

   All units forfeited under the Plan by an employee shall be applied as a credit to reduce subsequent contributions of the Employing Company at the time of forfeiture.

7. Termination Priorities

   In the event that the Plan is terminated, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, the Plan provides that the net assets shall be distributed to Participating Employees in an amount equal to their respective interests in such assets.

8. Plan Expenses

   Prior to 1993, Plan expenses, which related primarily to the cost of administering the Plan, were paid by NYNEX. Effective January 1, 1993, the Plan pays certain administrative fees out of its trust in accordance with Plan provisions and to the extent permitted by law, any fees not paid by the Plan are paid by NYNEX.

9. Indebtedness

   During 1990, pursuant to the NYNEX Employee Stock Ownership Trust, the
   ESOP Trust issued a Secured Promissory Note of $449,296,875 to NYNEX for the purpose of purchasing shares of common stock of NYNEX. The
   Secured Promissory Note is colateralized by all shares of common stock of NYNEX acquired by the ESOP Trust. The borrowings bear interest at 9.778% and have maturities from February 1, 1996 through February 1,
   2015.  Principal amounts of $12,235,523, $14,518,978, $15,708,353 and
   $16,819,547 will be payable in 1996 to 1999, respectively.  Employing
   Company contributions to the ESOP Fund and dividends on unallocated shares for 1994 of $15,894,874 and $21,856,532, and for 1993 of
   $15,553,739 and $22,935,093, respectively, were used to pay interest on the debt and to prepay $2,625,870 and $1,533,866 of the principal during 1994 and 1993, respectively.

10.Concentrations of Credit Risk

   Financial instruments which potentially subject the Plan to concentrations of credit risk consist principally of investment contracts with insurance companies and other financial institutions.

   The Plan places its investment contracts with high-credit quality insurance companies and financial institutions and, by policy, limits the amount of credit exposure to any one company or institution.
                             17

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
                 NOTES TO FINANCIAL STATEMENTS (Continued)

11. Reconciliation of Form 11-K to Form 5500

   The Department of Labor requires that amounts allocated to accounts of persons who have elected to withdraw from the Plan but have not yet been paid be reported as liabilities on the Plan's Form 5500. In accordance with the American Institute of Certified Public Accountants audit and accounting guide, benefit amounts should not be accrued as liabilities of the Plan. The following is a reconciliation to the amounts reported on Form 5500.

     Distributions to participants as
     presented in the Statement of Changes
     in Net Assets Available for Plan Benefits
     for the year ended December 31, 1994          $151,371,000

     Add:  Benefits claims payable presented in
     the Statement of Net Assets Available
     for Plan Benefits contained in Form 5500
     as of December 31, 1994 (see Note 3)               670,000

     Less:  Benefits claims payable presented in
     the Statement of Net Assets Available for
     Plan Benefits contained in Form 5500 as of
     December 31, 1993 (see Note 3)                   8,980,000

     Benefit payments and payments to provide benefits
     directly to Participants and beneficiaries presented
     in the Statement of Changes in Net Assets Available
     for Plan Benefits contained in Form 5500 for the year
     ended December 31, 1994                       $143,061,000

                                18

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
        ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                          (Dollars in Thousands)
December 31, 1994
                                                             Number of
                                                             Shares or
                                                             Principal
Name of Issuer and Title of Issue                              Amount           Cost      Value

NYNEX SHARES FUND
 NYNEX Corporation common shares*--(96.9%)             15,003,404 shs       $455,902   $551,371
 Temporary Cash Investments--(1.1%)......................      $6,391          6,391      6,391

     Total NYNEX Shares Fund--(98.0%)...................                      462,293    557,762

DIVERSIFIED TELEPHONE PORTFOLIO
 NYNEX Corporation common shares--(8.0%)..................304,634 shs          4,872     11,197

 Other common shares:
  American Information Technologies Corporation ........      461,048          5,401     18,615
  American Telephone and Telegraph Company .............      728,047         11,972     36,585
  Bell Atlantic Corporation ............................      306,296          5,319     15,238
  BellSouth Corporation ................................      338,466          6,799     18,320
  Pacific Telesis Group, Inc. ..........................      307,665          2,269      8,768
  Southwestern Bell Corporation ........................      461,824          4,819     18,646
  U S WEST Inc. ........................................      304,152          4,459     10,833

     Total Other common shares--(90.9%).................                      41,038    127,005

 Temporary Cash Investments--(.3%).......................        $420            420        420

     Total Diversified Telephone Portfolio--(99.2%).....                      46,330    138,622

GOVERNMENT OBLIGATIONS
 Pooled Short Government Bond Index Fund*--(99.9%)......109,191,991 shs      112,001    131,807

     Total Government Obligations--(99.9%).............                      112,001    131,807

           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
  ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)

[CAPTION]

                          (Dollars in Thousands)

December 31,1994

                                                                                                      Number of
                                                                                                     Shares or
                                                                                                     Principal
Name of Issuer and Title of Issue                                                                     Amount        Cost      Value
INTEREST INCOME FUND
 Contracts with Insurance Companies and Other Financial Institutions:+
 American International Life Assurance Company, 5.63%-7.64%, matures  6/30/96-3/31/98                48,156         48,156    48,156
 Bankers Trust Company, 8.95%, matures 10/01/95......................................                 7,755          7,755     7,755
 Brundage Story & Rose, 6.13%, matures 1/1/99-7/01/99................................                26,148         26,148    26,148
 CDC Investment Management Corporation, 5.69%-6.79%, matures 3/31/96- 12/31/98......                 71,237         71,237    71,237
 Connecticut General Life Insurance Company, 4.52%-6.66%, matures 4/1/95- 3/31/97...                 83,358         83,358    83,358
 Hartford Life Insurance Company, 5.72%, matures 3/20/95............................                 32,863         32,863    32,863
 John Hancock Mutual Life Insurance Company, 5.06%-6.97%, matures 12/31/95- 12/31/98.                75,331         75,331    75,331
 Metropolitan Life Insurance Company, 5.65%-8.80%, matures 1/16/95- 9/30/98.........                109,327        109,327   109,327
 Mutual Benefit Life Insurance Company**, 4.00%, matures 12/31/00-12/31/04 ..........                 4,152          4,152     4,152
 New York Life Insurance Company*, 5.55%-7.65%, matures 12/31/96- 12/31/98...........               164,612        164,612   164,612
 Provident National Assurance Company, 9.58%, matures 6/30/95.......................                  7,100          7,100     7,100
 The Prudential Insurance Company of America, 5.80%-8.85%, matures 6/30/95- 3/31/98..                82,384         82,384    82,384
 State Mutual Company, 8.38%-8.40%, matures 3/31/95- 3/31/96.........................                31,886         31,886    31,886
 Union Bank of Switzerland, 5.08%-6.86%, matures 4/01/95- 9/30/98....................                42,650         42,650    42,650

   Total Contracts with Insurance Companies and other Financial
   Institutions:--(97.1%)                                                                                          786,959   786,959

Temporary Cash Investments--
(2.9%)...................................................                                           $23,544         23,544    23,544

   Total Interest Income Fund:--(100%)                                                                             810,503   810,503

LOAN FUND
 Receivable for Loans to Plan Participants--(100%)                                                  $77,812         77,812    77,812

   Total Loan Fund--
   (100%).........................................................                                                  77,812    77,812

                            20


           NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
        ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
[CAPTION]
                          (Dollars in Thousands)

December 31, 1994

                                                             Number of
                                                             Shares or
                                                             Principal
            Name of Issuer and Title of Issue                  Amount           Cost      Value
EMPLOYEE STOCK OWNERSHIP PLAN
 Allocated
 NYNEX Corporation common shares*--(97.4%)............. 4,537,630 shs      $ 179,027  $ 166,758
 Temporary Cash Investments--(2.1%)....................        $3,540          3,540      3,540

   Total Allocated:--(99.5%)..........................                       182,567    170,298

 Unallocated
 NYNEX Corporation common shares*...................... 9,118,908 shs        364,187    335,120
 Temporary Cash Investments............................           $19             19         19

   Total Unallocated..................................                       364,206    335,139

Total Employee Stock Ownership Plan....................                      546,773    505,437
        Grand Total:--(99.3%)........................                     $2,055,712 $2,221,943


____________________

* Investment represents 5% or more of the Plan's Net Assets Available for Plan Benefits.

+ The contracts with insurance companies and other financial institutions guarantee the crediting of interest at a stated rate on monies placed with them. Collectively, these contracts result in a composite interest rate. The composite interest rate for the calendar year 1994 was approximately 6.9%. The composite interest rate for calendar years after 1994 may be either higher or lower due to changing market conditions.

  The amount of interest credited to the Fund is a function of the timing and size of the remittance of participants' allotments, company contributions and proceeds from maturing contracts. Participant-directed transactions may also cause the actual yield for 1995 to vary from the composite rate for 1994.

**The financial institution was assigned an "E" rating by major rating agencies due to a deteriorating financial condition. The institution is currently in a plan of rehabilitation under state supervision. Interest has been earned and accrued on the value of the contract during the period ending December 13, 1994.

NOTE: Percentages in parentheses represent the percentage of each fund's net assets available for Plan benefits.

                    CONSENT OF INDEPENDENT ACCOUNTANTS






                           _____________________






We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-53477, 33-51897, 2-94110, 33-21635, 33-27802, 33-
16570, 2-95634 and 2-95780) of NYNEX Corporation of our reports dated April 7, 1995 on our audits of the financial statements of the NYNEX Corporation Savings Plan for Salaried Employees and the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 and the accompanying schedules of assets held for investment purposes as of December 31, 1994, which are included in the Annual Reports on Form 11-K for the above referenced Plans filed, by amendment, as exhibits to the Annual Report on Form 10-K of NYNEX Corporation for the year ended December 31, 1994.








COOPERS & LYBRAND L.L.P.





New York, New York
April 21, 1995

                                 SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings Plan Committee of NYNEX Corporation has duly caused this annual report to be signed by the undersigned thereunto duly authorized.






                                   NYNEX CORPORATION SAVINGS
                                     PLAN FOR SALARIED EMPLOYEES





                                   By   D. J. Sacco
                                        (D. J. Sacco, Chairman,
                                          Savings Plan Committee)








Date:  April 26, 1995